Exhibit 4.1
INCORPORATED UNDER THE LAWS OF THE STATE OF LOUISIANA
COMMON STOCK
NO PAR VALUE
: THIS CERTIFICATE IS TRANSFERABLE
IN CHARLOTTE. NORTH CAROLINA OR NEW YORK. NEW YORK
CUSIP. 820280 10 5
SEE REVERSE FOR CERTAIN DEFINITIONS
HE SHAW GROUP INC.